UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2011

INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51557	22-3493930
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

101 JFK Parkway, Short Hills, New Jersey	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 924-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 21, 2011, Investors Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders.

The following proposals were submitted by the Board of Directors to a vote of security holders and the final result of the voting on each proposal is noted below.

Proposal 1: Election of Directors.

Directors	Votes For	Votes Withhold	Broker Non Votes
Terms Expiring at the 2014 Meeting:
Doreen R. Byrnes	81,907,264	21,889,049	4,990,482
Stephen J. Szabatin	98,159,073	5,637,240	4,990,482

Proposal 2: An advisory (non-binding) vote to approve the compensation paid to our named executive officers.

Votes For	Votes Against	Abstain	Broker Non Votes
101,602,443	2,043,112	150,758	4,990,482

Proposal 3: An advisory (non-binding) vote on the frequency of stockholder voting on executive compensation

Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Abstain	Broker Non Votes
99,681,788	318,535	3,567,986	228,004	4,990,482

Proposal 4: The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2011.

Votes For	Votes Against	Abstain
107,684,624	747,574	354,597

On June 21, 2011, the Company’s shareholders completed a non-binding advisory vote regarding the frequency of shareholder approval of the compensation of named executive officers. Shareholders recommended that the Company hold an annual advisory vote on executive compensation. As a result of the shareholder advisory vote, the Company’s Board of Directors has determined that the Company will hold an annual advisory vote on executive compensation until the next required vote on the frequency of shareholder votes on executive compensation.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

DATE: June 22, 2011	By:	/s/ Thomas F. Splaine, Jr.
Thomas F. Splaine, Jr.
Senior Vice President and
Chief Financial Officer